UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2011

Deluxe Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3680 Victoria St. N., Shoreview, Minnesota		55126
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-483-7111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our annual shareholders meeting on April 27, 2011.

42,484,982 shares were represented (82.5% of the 51,473,035 shares outstanding and entitled to vote at the meeting). Four items were considered at the meeting, and the results of the voting were as follows:

(1) Election of Directors:

Shareholders were asked to elect nine directors to hold office until the 2012 annual meeting of shareholders. The nominees for director were: Ronald C. Baldwin, Charles A. Haggerty, Don J. McGrath, Cheryl E. Mayberry McKissack, Neil J. Metviner, Stephen P. Nachtsheim, Mary Ann O’Dwyer, Martyn R. Redgrave and Lee J. Schram. The results were as follows:

			Broker
	For	Withheld	non-vote
Ronald C. Baldwin	35,803,938	808,247	5,872,797
Charles A. Haggerty	30,196,916	6,415,269	5,872,797
Don J. McGrath	35,805,142	807,043	5,872,797
Cheryl E. Mayberry McKissack	35,681,138	931,047	5,872,797
Neil J. Metviner	35,802,450	809,735	5,872,797
Stephen P. Nachtsheim	35,663,262	948,923	5,872,797
Mary Ann O’Dwyer	33,906,938	2,705,247	5,872,797
Martyn R. Redgrave	35,805,872	806,313	5,872,797
Lee J. Schram	35,758,757	853,428	5,872,797

(2) A non-binding resolution on executive compensation (or “say-on-pay vote”):

For:	34,792,130
Against:	1,690,330
Abstain:	129,725
Broker non-vote:	5,872,797

(3) A non-binding, advisory vote on the frequency with which we should conduct future say-on-pay votes:

One year:	30,143,352
Two years:	308,412
Three years:	6,029,103
Abstain:	131,318
Broker non-vote:	5,872,797

Based on a determination of our Board of Directors in light of these shareholder voting results, the Company has decided to conduct say-on-pay votes every one year, until such time as our shareholders are next asked for an advisory vote on the frequency of conducting future say-on-pay votes.

(4) Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011:

For:	42,073,183
Against:	377,941
Abstain:	33,858

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deluxe Corporation

April 29, 2011	By:	Anthony C. Scarfone

Name: Anthony C. Scarfone
Title: Senior Vice President, General Counsel and Secretary